EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-58048, 33-89778, 333-69949 and 333-147173 on Form S-8 and in Registration Nos. 333-86325 and 333-147067 on Form S-3 of 1) our report dated February 27, 2009 (October 5, 2009 as to the effects of the retrospective adjustments discussed in Notes 2 and 18), relating to the consolidated financial statements and financial statement schedule of Global Industries, Ltd. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective application of Financial Accounting Standards Board (FASB) Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities, which became effective January 1, 2009 and the retrospective change in segment reporting), and 2) our report dated February 27, 2009 relating to the effectiveness of Global Industries, Ltd.’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Global Industries, Ltd.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
October 5, 2009

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